Exhibit 99.2

Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA 19087
Fax Number: 267-234-0714
Phone Number: 484 583-1475
E-mail: charles.brawley@LFG.com

MEMORANDUM
Date:	August 18, 2008
To:	Directors and Executive Officers
From:	Charles A. Brawley, III
Re:	Lincoln National Corporation (the “Company”) Notice To Executive Officers And Directors Of Prohibition Of Insider Trading During Blackout Period Of 401(k) Plans

Reason for the Blackout Period and This Notice

The Company has decided to transfer the duties for recordkeeping, trustee, and administrative services for the plans listed below to the Company’s Lincoln Alliance® program effective October 1, 2008, and to change the available investment options under the plans.  The plans affected by the changes are:

•	Lincoln National Corporation Employees’ Savings and Retirement Plan,
•	the Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan,
•	the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan, and
•	The Lincoln National Life Insurance Company Agents’ Money Purchase Pension Plan (collectively, the “Plans”).

During and a result of these changes, the account activity in the Plans will be restricted.  Participants in the Plans will not be able to make changes to their investments in the Plans, or obtain loans or take distributions from the Plans during the period of time described below (the “Blackout Period”).  During the Blackout Period, you will be subject to certain restrictions with respect to trading of equity securities of the Company.  The Blackout Period is imposed on executive officers and directors of the Company by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction) and is in addition to the Company’s trading windows related to its earnings releases.

Blackout Period

The Blackout Period under the Plans is necessary so that the recordkeepers of the Plans may properly audit and reconcile plan and participant account records.  The Blackout Period for the Plans is expected to begin on September 25, 2008 at 4:00 p.m. (Eastern Time) and is expected to end during the week of October 12, 2008.

Trading Restrictions

During the Blackout Period, you will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring the Company’s common stock, any other equity security or certain derivative securities of the Company, including stock options, if you acquire or previously acquired such equity security in connection with your service as a director of the Company or employment as an executive officer of the Company.

Please note the following:

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The above trading prohibitions also apply to Company securities, in which you have a direct or indirect pecuniary interest, including those held by your immediate family members living in your household, held in a trust, or held by certain partnerships or corporations.

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Among other things, these trading restrictions also prohibit exercising options granted to you in connection with your employment as an executive officer or service as a director, selling shares of Company stock acquired pursuant to such options, selling shares of Company stock originally received as a restricted or deferred stock unit grant, or selling shares to cover withholding taxes upon the vesting of restricted or deferred stock units.

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Any sale or other transfer of an equity security of the Company during the Blackout Period will be treated as an equity security acquired in connection with service as a director of the Company or employment as an executive officer of the Company to the extent that you have a pecuniary interest in such equity security, unless you establish by specific identification of securities that the transaction did not involve an equity security acquired in connection with service as a director of the Company or employment as an executive officer of the Company. To establish that the equity security was not so acquired, you must identify the source of the equity security and demonstrate that you have utilized the same specific identification for any purpose related to the transaction (such as tax reporting and any applicable disclosure and reporting requirements).

Certain exemptions from these rules apply, but the exemptions are narrow and you should consult with me before any action is taken concerning Company’s equity securities during the Blackout Period.  Also, please feel free to contact me if you have any other questions regarding this notice.

      You may obtain information, without charge, about the blackout period, including information as to whether the blackout period has begun or ended, by contacting Lincoln Alliance® Program Customer Service at 800-234-3500 or c/o Lincoln Financial Group, P.O. Box 7888, Fort Wayne, IN  46801-7888.